Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 of AxoGen, Inc. pertaining to the AxoGen, Inc 2010 Stock Incentive Plan of our report dated March 6, 2014 relating to the consolidated financial statements of AxoGen, Inc. and its subsidiary as of and for the years ended December 31, 2013 and 2012, which report appears in AxoGen, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013.

/s/ Lurie Besikof Lapidus & Company, LLP

Minneapolis, MN

December 23, 2014